Exhibit 99.1

EMCORE Reports Fiscal 2022 First Quarter Results

ALHAMBRA, CA, February 9, 2022 – EMCORE Corporation (Nasdaq: EMKR), a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets, today announced results for the fiscal 2022 first quarter ended December 31, 2021 (1Q22). Management will host a conference call to discuss financial and business results today at 5:00 p.m. Eastern Time (ET).

For 1Q22, consolidated revenue was $42.2 million, comprised of $9.9 million from the Aerospace and Defense (A&D) segment and $32.3 million from the Broadband segment. Net income was $2.4 million and $5.3 million on a GAAP and non-GAAP basis, respectively. Adjusted EBITDA was $6.3 million.

Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Consolidated Results

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021	+increase/ -decrease
	1Q22	4Q21
Revenue	$42.2M	$44.0M	-$1.8M
Gross margin	37%	39%	-2%
Operating expenses (1)	$13.3M	$11.6M	+$1.7M
Operating margin (1)	6%	13%	-7%
Net income (1)	$2.4M	$5.1M	-$2.7M
Earnings per share diluted (1)	$0.06	$0.13	-$0.07
Non-GAAP gross margin (2)	38%	39%	-1%
Non-GAAP operating expenses (2)	$10.6M	$10.5M	+0.1M
Non-GAAP operating margin (2)	13%	16%	-3%
Non-GAAP net income (2)	$5.3M	$6.8M	-$1.5M
Non-GAAP earnings per share diluted (2)	$0.14	$0.17	-$0.03
Adjusted EBITDA	$6.3M	$7.8M	-$1.5M
Ending cash and cash equivalents	$76.0M	$71.7M	+$4.3M
(1) 1Q22 includes a $1.3 million charge for severance costs associated with the planned shutdown of manufacturing operations in Beijing, China.
(2) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

“We delivered another quarter of strong financial performance, including a non-GAAP operating margin of 13% and an increase in cash of $4.3 million. Our 1Q22 results were driven largely by the continued demand from our Broadband customers and solid execution by the EMCORE team, while our Aerospace & Defense business reflected the ongoing challenges associated with the global pandemic and supply chain disruption,” said Jeff Rittichier, President and Chief Executive Officer of EMCORE. “In A&D, EMCORE was awarded the final pre-production contract for an airborne pod IMU and expects to see that program go to production next year. We continue to experience a high level of demand for our Navigation offerings and are highly focused on meeting our growth objectives in Aerospace and Defense.”

Aerospace and Defense Segment

Three Months Ended
	Dec 31, 2021	Sep 30, 2021	+increase/ -decrease
	1Q22	4Q21
A&D segment revenue	$9.9M	$11.7M	-$1.8M
A&D segment gross margin	17%	17%	—%
A&D segment R&D expense (1)	$4.2M	$4.2M	$—M
A&D segment profit (1)	($2.5M)	($2.2M)	-$0.3M
Non-GAAP A&D segment gross margin (2)	18%	18%	—%
Non-GAAP A&D segment R&D expense (2)	$4.0M	$4.0M	$—M
Non-GAAP A&D segment profit	($2.3M)	($2.0M)	-$0.3M
(1) Individual components may not sum to the total of reported consolidated amounts due to rounding.
(2) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

A&D’s sequential-quarter revenue decrease was due to lower sales of Quartz MEMS and Defense Optoelectronics products, partly offset by higher Fiber Optic Gyroscope (FOG) revenue. A&D segment gross margin and R&D expenses were both flat when compared to 4Q21.

Broadband Segment

Three Months Ended
	Dec 31, 2021	Sep 30, 2021	+increase/ -decrease
	1Q22	4Q21
Broadband segment revenue	$32.3M	$32.2M	+$0.1M
Broadband segment gross margin	44%	47%	-3%
Broadband segment R&D expense (1)	$0.5M	$0.7M	-$0.2M
Broadband segment profit (1)	$13.6M	$14.4M	-$0.8M
Non-GAAP Broadband segment gross margin (2)	44%	47%	-3%
Non-GAAP Broadband segment R&D expense (2)	$0.4M	$0.6M	-$0.2M
Non-GAAP Broadband segment profit	$13.8M	$14.6M	-$0.8M
(1) Individual components may not sum to the total of reported consolidated amounts due to rounding.
(2) Please refer to the schedules at the end of this press release for GAAP to non-GAAP reconciliations and other information related to non-GAAP financial measures.

Broadband’s sequential-quarter revenue increased slightly, driven primarily by higher sales of chip level sensing products. The Broadband segment gross margin change in 1Q22 when compared to 4Q21 was due to slight changes in material costs, mix, and overhead cost absorption. R&D expenses on a sequential-quarter basis were down due to lower material usage related to Chip Devices development projects.

Business Outlook

The Company expects revenue for the fiscal 2022 second quarter ending March 31, 2022 to be in the range of $32 million to $34 million.

Conference Call

The Company will discuss its financial results on February 9, 2022 at 5:00 p.m. ET (2:00 p.m. PT). The call will be available, live, to interested parties by dialing 888-220-8474. For international callers, please dial +1 313-209-6544. The conference passcode number is 2623785. The call will be webcast live via the Company's website at http://www.emcore.com. A webcast will be available for replay following the conclusion of the call.

About EMCORE

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data centers. We leverage industry-leading Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, and Quartz MEMS manufacturing facility in Concord, CA. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facility in Concord. For further information about EMCORE, please visit http://www.emcore.com.

Use of Non-GAAP Financial Measures

The Company conforms to U.S. Generally Accepted Accounting Principles (“GAAP”) in the preparation of its financial statements. We disclose supplemental non-GAAP earnings measures for gross profit margin, operating expenses, research and development expenses, operating profit, operating profit margin, net income, and earnings per share, as well as adjusted EBITDA.

Management believes these supplemental non-GAAP measures reflect the Company’s core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these measures when evaluating its financial results and for planning and forecasting of future periods. We believe that these supplemental non-GAAP measures are also useful to investors in assessing our operating performance. While we believe in the usefulness of these supplemental non-GAAP measures, there are limitations. Our non-GAAP measures may not be reported by other companies in our industry and/or may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using these non-GAAP measures as a supplement to GAAP and by providing the reconciliations to the most comparable GAAP measure.

The schedules at the end of this press release reconcile the Company’s non-GAAP measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business, they do not involve the expenditure of cash, they are unrelated to the ongoing operation of the business in the ordinary course, or their magnitude and timing is largely outside of the Company’s control. For all reporting periods disclosed, the Company has applied consistent rationale, method, and adjustments in reconciling non-GAAP measures to the most directly comparable GAAP measure.

Non-GAAP measures are not in accordance with or an alternative to GAAP, nor are they meant to be considered in isolation or as a substitute for comparable GAAP measures. Our disclosures of these measures should be read only in conjunction with our financial statements prepared in accordance with GAAP. Non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

Forward-Looking Statements

The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results, including growth expectations in the A&D segment, production expectations regarding our contract for an airborne pod IMU, and statements about our future results of operations and financial position, plans, strategies, business prospects, changes, and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as projected financial results, the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) uncertainties regarding the effects of the COVID-19 pandemic, the length of time it will take for the COVID 19 pandemic to subside, and the impact of measures intended to reduce its spread on our business and operations, which is evolving and beyond our control; (b) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (c) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (d) delays and other difficulties in commercializing new products; (e) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (f) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (g) actions by competitors; (h) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (i) acquisition-related risks, including that (i) the revenues and net operating results obtained from our acquisition of the Systron Donner Inertial ("SDI") business may not meet our expectations, (ii) there could be losses and liabilities arising from the acquisition of SDI that we will not be able to recover from any source, and (iii) we may not realize sufficient scale in our navigation systems product line from the SDI acquisition and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (j) risks related to our ability to obtain capital; (k) risks related to the transition of certain of our manufacturing operations from our Beijing facility to a contract manufacturer’s facility; (l) risks and uncertainties related to manufacturing and production capacity and expansion plans related thereto; (m) risks related to the conversion of order backlog into product revenue; and (n) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We do not intend to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION
Condensed Consolidated Statement of Operations and Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	For the Three Months Ended December 31,
	2021	2020
Revenue	$42,236	$33,426
Cost of revenue	26,439	20,854
Gross profit	15,797	12,572
Operating expense:
Selling, general, and administrative	7,187	5,757
Research and development	4,627	4,296
Restructuring charge	1,298	41
Loss (gain) on sale of assets	187	(29)
Total operating expense	13,299	10,065
Operating income	2,498	2,507
Other income:
Interest expense, net	(11)	(49)
Foreign exchange gain	42	237
Total other income	31	188
Income before income tax expense	2,529	2,695
Income tax expense	(115)	(126)
Net income	$2,414	$2,569
Foreign exchange translation adjustment	20	(10)
Comprehensive income	$2,434	$2,559
Per share data
Net income per basic share	$0.07	$0.09
Weighted-average number of basic shares outstanding	36,950	29,503
Net income per diluted share	$0.06	$0.08
Weighted-average number of diluted shares outstanding	39,031	30,377

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of
	December 31, 2021	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$74,896	$71,621
Restricted cash	1,062	61
Accounts receivable, net of credit loss of $425 and $260, respectively	32,382	31,849
Contract assets	238	361
Inventory	31,283	32,309
Prepaid expenses and other current assets	7,046	6,877
Assets held for sale	1,052	1,241
Total current assets	147,959	144,319
Property, plant, and equipment, net	23,219	22,544
Goodwill	69	69
Operating lease right-of-use assets	20,140	13,489
Other intangible assets, net	161	167
Other non-current assets	213	225
Total assets	$191,761	$180,813
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,033	$16,686
Accrued expenses and other current liabilities	10,344	9,936
Operating lease liabilities - current	941	1,198
Total current liabilities	28,318	27,820
Operating lease liabilities - non-current	19,628	12,684
Asset retirement obligations	2,058	2,049
Other long-term liabilities	794	794
Total liabilities	50,798	43,347
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized; 44,181 shares issued and 37,275 shares outstanding as of December 31, 2021; 43,890 shares issued and 36,984 shares outstanding as of September 30, 2021	783,329	782,266
Treasury stock at cost; 6,906 shares as of December 31, 2021 and September 30,2021	(47,721)	(47,721)
Accumulated other comprehensive income	707	687
Accumulated deficit	(595,352)	(597,766)
Total shareholders’ equity	140,963	137,466
Total liabilities and shareholders’ equity	$191,761	$180,813

EMCORE CORPORATION
Reconciliations of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021
	1Q22	4Q21
Gross profit	$15,797	$17,057
Gross margin	37%	39%

Adjustments:
Stock-based compensation expense	151	204
Asset retirement obligation accretion	9	9
Amortization of acquired intangibles	6	9
Total adjustments	166	222

Non-GAAP gross profit	$15,963	$17,279
Non-GAAP gross margin	38%	39%

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021
	1Q22	4Q21
Operating expense	$13,299	$11,560
Stock-based compensation expense	(937)	(966)
CATV transition - severance and restructuring charge	(1,298)	—
CATV transition - loss on sale of assets	(187)	(76)
Litigation-related expense	(234)	(58)
Non-GAAP operating expense	$10,643	$10,460

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021
	1Q22	4Q21
Operating profit	$2,498	$5,497
Operating margin	6%	13%

Adjustments:
Stock-based compensation	1,088	1,170
Asset retirement obligation accretion	9	9
Amortization of acquired intangibles	6	9
CATV transition - severance and restructuring charge	1,298	—
CATV transition - loss on sale of assets	187	76
Litigation-related expenses	234	58
Total adjustments	2,822	1,322

Non-GAAP operating profit	5,320	6,819
Non-GAAP operating margin	13%	16%

Depreciation expense	995	990
Adjusted EBITDA	$6,315	$7,809
Adjusted EBITDA %	15%	18%

	Three Months Ended
	Dec 31, 2021	Sep 30, 2021
	1Q22	4Q21
Net income	$2,414	$5,075
Earnings per share basic	$0.07	$0.14
Earnings per share diluted	$0.06	$0.13

Adjustments:
Stock-based compensation expense	1,088	1,170
Asset retirement obligation accretion	9	9
Amortization of acquired intangibles	6	9
CATV transition - severance and restructuring charge	1,298	—
CATV transition - loss on sale of assets	187	76
Litigation-related expense	234	58
Foreign exchange (gain) loss	(42)	49
Income tax expense	115	358
Total adjustments	2,895	1,729

Non-GAAP net income	5,309	6,804
Non-GAAP earnings per share basic	0.14	0.18
Non-GAAP earnings per share diluted	0.14	0.17

Interest expense, net	11	15
Depreciation expense	995	990
Adjusted EBITDA	$6,315	$7,809
Adjusted EBITDA %	15%	18%

	Three Months Ended			Three Months Ended
	Dec 31, 2021	Sep 30, 2021		Dec 31, 2021	Sep 30, 2021
	1Q22	4Q21		1Q22	4Q21
Aerospace and Defense			Broadband
Gross profit	$1,684	$1,959	Gross profit	$14,113	$15,098
Gross margin	17%	17%	Gross margin	44%	47%

Adjustments:			Adjustments:
Stock-based compensation expense	86	118	Stock-based compensation expense	65	86
Asset retirement obligation accretion	—	—	Asset retirement obligation accretion	9	9
Amortization of acquired intangibles	6	9	Amortization of acquired intangibles	—	—
Total adjustments	92	127	Total adjustments	74	95

Non-GAAP gross profit	$1,776	$2,086	Non-GAAP gross profit	$14,187	$15,193
Non-GAAP gross margin	18%	18%	Non-GAAP gross margin	44%	47%

R&D expense	$4,162	$4,175	R&D expense	$465	$706
Stock-based compensation expense	(117)	(131)	Stock-based compensation expense	(65)	(76)
Non-GAAP R&D expense	$4,045	$4,044	Non-GAAP R&D expense	$400	$630

Contact:
EMCORE Corporation
Tom Minichiello
(626) 293-3400
investor@emcore.com